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                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                      OF

                              CIRCON CORPORATION

                                      AT

                             $15.00 NET PER SHARE

                                      BY

                            MMI ACQUISITION CORP.,
                           A WHOLLY OWNED SUBSIDIARY

                                      OF

                             MAXXIM MEDICAL, INC.

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
    CITY TIME, ON TUESDAY, JANUARY 5, 1999, UNLESS THE OFFER IS EXTENDED.
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                                                              November 30, 1998
To Our Clients:


     Enclosed for your consideration are the Offer to Purchase, dated November 30, 1998, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by MMI Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Maxxim Medical, Inc., a Delaware corporation ("Parent"), a wholly owned subsidiary of Maxxim Medical, Inc., a Texas corporation, to purchase for cash all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and together with the Common Stock, the "Shares"), of Circon Corporation, a Delaware corporation (the "Company"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

    1. The offer price is $15.00 per Share, net to you in cash, without interest thereon.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined in the Offer to Purchase) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and unanimously recommends that stockholders of the Company accept the Offer and tender their Shares.

    4. The Offer and withdrawal rights expire at 5:00 P.M., New York City time, on Tuesday, January 5, 1999, unless the Offer is extended.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn on or prior to the Expiration Date (as defined in the Offer to Purchase) such number of Shares that would constitute at least a majority of the outstanding Shares on a fully diluted basis on the date Shares are accepted for payment. The Offer is also subject to certain other conditions set forth in the Offer to Purchase. See Section 14 of the Offer to Purchase.

    6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the Expiration Date.

                       INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              CIRCON CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 30, 1998, and the related Letter of Transmittal in connection with the Offer by MMI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Maxxim Medical, Inc., a Delaware corporation, a wholly owned subsidiary of Maxxim Medical, Inc., a Texas corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and together with the Common Stock, the "Shares"), of Circon Corporation, a Delaware corporation.


     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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 DATE:                , 199
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                       NUMBER OF SHARES TO BE TENDERED:*

                                         SHARES
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                                  SIGNATURE(S)

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                                 PRINT NAME(S)

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                                  ADDRESS(ES)

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                        AREA CODE AND TELEPHONE NUMBER

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               TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER


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*    Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.